Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-184191, 333-180154 and 333-172826), and in the Registration Statements on Form S-8 (Nos. 333-105621, 333-134767, 333-153019 and 333-176792) of Vista Gold Corp. (the "Company") of our report dated March 7, 2013 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Denver, CO
March 13, 2013